Fifth Third Bank Auto Receivables Trust 1996-B            EXHIBIT 20
Monthly Statement to Certificateholders
Servicer:  Fifth Third Bank
Trustee: Harris Trust and Savings Bank

Collection Period:    01-Nov-96            30-Nov-96
Distribution Date:    16-Dec-96                       Per $1,000 of
                                                         Original
                                                        Class A /
Statement for Class A and Class B                        Class B
  Certificateholders Pursuant to Section 4.7           Certificate
  of the Pooling and Servicing Agreement                  Amount

(i)  Principal Distribution
          Class A Certificate Amount  $12,745,621.08    $33.20521897
          Class B Certificate Amount     $959,347.82    $33.20461789

(ii)  Interest Distribution
          Class A Certificate Amount   $1,909,861.54     $4.97562027
          Class B Certificate Amount     $149,327.76     $5.16848124

(iii)  Servicing Fee                     $318,390.29     $0.77141407

(iv)  Class A Certificate Balance
         (after principal distributions)             $342,577,456.75
        Class A Pool Factor
         (after principal distributions)                   0.8924916
        Class B Certificate Balance
         (after principal distributions)              $25,785,922.89
        Class B Pool Factor
         (after principal distributions)                   0.8924935

(v)  Total Pool Balance
         (end of Collection Period)                  $368,363,379.64

                                      Current Period      Cumulative
vi)     Defaulted Receivables             $27,425.08      $27,425.08
         Liquidation Proceeds              $2,839.12       $2,839.12
         Aggregate Net Losses             $24,585.96      $24,585.96

vii)  Aggregate Principal Balance of Receivables
          repurchased by Seller or Servicer:
          Principal Portion                                    $0.00
          Interest Portion                                     $0.00

(viii)  Class A Interest Carryover Shortfall                   $0.00
          Class B Interest Carryover Shortfall                 $0.00
          Class A Principal Carryover Shortfall                $0.00
          Class B Principal Carryover Shortfall                $0.00

(ix)  Reserve Account Balance (after giving effect to
       payments made on the Distribution Date)        $16,085,941.94

(x)  Specified Reserve Account Balance (after giving effect
       to payments made on the Distribution Date)     $18,418,168.98